                                                    Registration No. ___________


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                           Barbeques Galore Limited
      -------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           AUSTRALIAN CAPITAL                         NOT APPLICABLE
          TERRITORY, AUSTRALIA
   ---------------------------------     ---------------------------------------
      (State or other jurisdiction         (I.R.S. employer identification no.)
     incorporation or organization)


                                 327 CHISHOLM
                                 ROAD, AUBURN
                               SYDNEY, NSW 2144
                                   AUSTRALIA
                              -------------------
              (Address of principal executive offices) (Zip code)


                           BARBEQUES GALORE LIMITED
                          EXECUTIVE SHARE OPTION PLAN
      -------------------------------------------------------------------
                           (Full title of the plan)


                                 SYDNEY SELATI
                           BARBEQUES GALORE LIMITED
                          15041 BAKE PARKWAY, SUITE A
                               IRVINE, CA 92618
                               ----------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service: (949) 597-2400 ext.312

This registration statement, including all exhibits and attachments, contains 13 pages. The exhibit index may be found on page 5 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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
-------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                    Proposed          Proposed
  Title of securities              Amount to be      maximum           maximum          Amount of
  to be registered/1/             registered/2/     offering          aggregate        registration
                                                    price per     offering price/3/       fee/4/
                                                    share/3/

-------------------------------------------------------------------------------------------------------
  Options to Purchase
      Ordinary Shares               203,038              N/A                N/A                 N/A

      Ordinary Shares               203,038            A$8.38          A$1,701,458.44         $243.35

                                                      US$4.54/4/        US$921,792.52/4/



____________________

/1/ American Depository Shares which may be issued with respect to Ordinary Shares registered hereunder have been registered on a separate registration statement on Form F-6 (File No. 333-07726).

/2/ This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Executive Share Option Plan by reason of any recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

/3/ Based on the number of shares subject to options being registered, or 203,038, multiplied by the exercise price of those options, or A$8.38 per share.

/4/ Registration fee based on Australian and U.S. currency conversation rate in effect on December 15, 20000.

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         Barbeques Galore Limited, an Australian corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report for Foreign Private Issuers filed with the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 20-F (file number 333-37259) on May 1, 2000, containing audited financial statements for the Registrant's latest fiscal year ended January 31, 2000;

         (b) The Registrant's Report of Foreign Issuer on Form 6-K (file number 333-37259), for the fiscal quarter ended July 31, 2000, as filed with the SEC on September 14, 2000; and

         (c) The Registrant's Registration Statement for Foreign Issuers filed with the SEC pursuant to Rule 415 of the Securities Act of 1933, as amended the ("1933 Act"), on Form F-1 (file number 333-56805), filed with the SEC on June 12, 1998, in which there is set forth audited financial statements of the Registrant.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         The Registrant's Constitution provides that subject to the laws of Australia, every Director or other officer shall be entitled to be indemnified by the Registrant against any liability incurred by him in that capacity to another person (other than the Registrant or a related body corporate of the Registrant) unless the liability arises out of conduct involving a lack of good faith, willful misconduct or reckless behavior. In addition, every Director or other officer shall be entitled to be indemnified by the Registrant for costs and expenses incurred by the officer in that capacity either in defending any proceedings, civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with an application in relation to such proceedings in which the court grants relief to the person under the Corporations Law of Australia.

         The Registrant's Constitution further provides that the Registrant may, to the extent permitted by law, purchase and maintain insurance or pay or agree to pay a premium for insurance for any Director or other officer against any liability incurred by the person as an officer of the Registrant or of a related body corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

         The Registrant maintains a policy of directors' and officers' liability insurance with an Australian insurer for the Registrant and all subsidiaries protecting against all losses for which directors and officers are not otherwise indemnified by the Registrant. Such insurance has a $10 million policy limit and excludes (i) fines and penalties imposed by law, (ii) claims made by entities owning 10% or more of the outstanding Ordinary Shares of the Registrant, (iii) claims based on pollution, bodily injury, property damage or loss, insider trading, the receipt of illegal or improper benefit, deliberately fraudulent acts or omissions or violation of fiduciary duties with respect to pension or benefit plans, (iv) certain insured versus insured actions and, specifically in the United States and Canada, (v) claims relating to violations of securities laws or the Employee Retirement Income Security Act of 1974 (ERISA) or any similar federal, state or local law.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Not Applicable.

Item 8.  Exhibits
------   --------

         Exhibit Number       Exhibit
         --------------       -------

         4                    Instruments Defining the Rights of Shareholders.
                              Reference is made to Registrant's Registration Statement (file number 333-37259) on Form F-A/1 which was filed October 10, 1997 and is incorporated herein by reference pursuant to Item 3(c).

         5.1 Opinion regarding legality: Opinion and Consent of Freehills.

         5.2 Opinion regarding legality: Opinion and Consent of Gray Cary Ware & Freidenrich LLP.

         23.1 Consent of experts and counsel: Consent of Freehills is contained in Exhibit 5.1.

         23.2                 Consent of experts and counsel:
                              Consent of Gray Cary Ware & Freidenrich LLP is contained in Exhibit 5.2.

         23.3                 Consent of Accountant: Consent of KPMG Peat
                              Marwick LLP.

         24 Power of attorney: Reference is made to page 9 of this Registration Statement.

Item 9.  Undertakings
------   ------------

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

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which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on December 21, 2000.

                                   Barbeques Galore Limited

                                   By: /s/ Robert Gavshon
                                      ------------------------------------
                                           Robert Gavshon
                                           Deputy Chairman of the Board of
                                           Directors and General Counsel

                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

     The officers and directors of Barbeques Galore Limited, an Australian corporation, whose signatures appear below, hereby constitute and appoint Robert Gavshon and Sydney Selati, or either of them, each with the power of substitution, the lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 21, 2000.

Signature                             Title
---------                             -----

/s/  Sam Linz                        Chairman of the Board and Director
---------------------------------
Sam Linz                             (Principal Executive Officer)


/s/  David James                     Chief Financial Officer
---------------------------------
David James                          (Principal Financial and Accounting
                                     Officer)


/s/  Robert Gavshon                  Deputy Chairman of the Board and Director
---------------------------------
Robert Gavshon

/s/  John Price                      Director
---------------------------------
John Price

/s/  Edgar Berner                    Director
---------------------------------
Edgar Berner

/s/  Gordon  Howlett                 Director
---------------------------------
Gordon Howlett

/s/  Sydney Selati                   Director and Authorized U.S. Representative
---------------------------------
Sydney Selati